                                                                  Exhibit 10.34



                                TCI, Music, Inc.
                             67 Irving Place North
                            New York, New York 10003


                                                                   May 18, 1999


AT&T Broadband & Internet Services, Inc.
9197 South Peoria Street
Englewood, Colorado 80112

Attention: Madison E. Bond

Dear Mr. Bond:

         As an inducement to AT&T Broadband & Internet Services ("AT&T Broadband") to enter into, and conditioned upon the execution and delivery by it of, a revised affiliation agreement (the "MTV Agreement") with MTV Networks, a division of Viacom International, Inc. ("MTVN"), replacing the existing affiliation agreement between Tele-Communications, Inc. and MTVN and providing for the distribution of MTVN's services on the AT&T Broadband cable television systems, and subject to MTVN and TCI Music, Inc. ("TCIM") entering into an agreement (the "Music.co Agreement") to form a joint venture to be named "Music.co" to engage in the online music and music-related businesses, including e-commerce, TCIM will enter into an agreement with AT&T Broadband having the following terms:

EXCESS AMOUNT PAYMENT:              Upon the occurrence of the Triggering
                                    Event, TCIM shall become obligated to pay to AT&T Broadband an amount (the "Excess
                                    Amount") equal to ten percent

AT&T Broadband & Internet Services, Inc.
May 18, 1999


                                    (10%) of the Excess Value, but in no event less than $15 million nor more than $30 million.

TRIGGERING EVENT:                   The Triggering Event will be the first to
                                    occur of (x) the closing of an initial
                                    public offering (the "IPO") of Music.co's common stock (the "Shares") or (y) the second anniversary of the closing of the TCIM's contribution of certain assets of SonicNet and The Box to Music.co (the
                                    "Closing"); provided, however, that in the event the IPO has not occurred on or before the second anniversary of the Closing, AT&T
                                    Broadband will be entitled, by written
                                    notice to TCIM, to extend the Triggering
                                    Event until the date of the first to occur of (i) an IPO of the Music.co Shares or
                                    (ii) the fifth anniversary of the Closing.



EXCESS VALUE:                       The "Excess Value" will be an amount equal
                                    to the excess of the Share Value over the Base Amount. The "Share Value" shall be the
                                    Average Market Price or the Private Share
                                    Valuation (as defined in the Music.co
                                    Agreement), as applicable, of TCIM's Equity
                                    Interest in Music.co. TCIM's Equity
                                    Interest shall be a number of shares or
                                    partnership interests of TCIM equal to the amount of its aggregate partnership interest in Music.co acquired at the closing (the "Closing") of the transactions contemplated by the Music.co Agreement
                                    (converted into the equivalent number of shares in the event Music.co is then a corporation), together with all additional partnership interests, shares or other equity interests issued to it as a result of its making any Additional Contribution
                                    (as defined in the Music.co Agreement) at or following the Closing. The Average
                                    Market Price of TCIM's Equity Interest
                                    shall be equal to the average of the
                                    closing market prices of a share of
                                    Music.co common stock for thirty (30)
                                    trading days selected by AT&T Broadband out of the sixty (60) consecutive trading days immediately following Music.co's IPO. The
                                    Private Share Valuation of the Equity
                                    Interest shall be equal to the per share value of

AT&T Broadband & Internet Services, Inc.
May 18, 1999


                                    TCIM's shares or other equity interests as determined in accordance with the Music.co Agreement (including in connection with TCIM's exercise of its put right);
                                    provided, however, that in the event that
                                    (A) AT&T Broadband has deferred the
                                    occurrence of the Triggering Event, (B) the IPO does not occur prior to the fifth anniversary of the Closing and (C) TCIM has not exercised its "put" right, then the Private Share Valuation shall be determined by TCIM and AT&T Broadband in accordance with and based upon the provisions relating to such determination contained in the Music.co Agreement. The "Base Amount" shall equal the sum of (x) the lesser of (i) $175 million and (ii) the value of TCIM's Equity Interest as determined pursuant to the Music.co Agreement for purpose of determining whether Music.co must issue to TCIM additional shares upon the IPO or the second anniversary of the Closing (regardless of when the IPO occurs) and (y) the amount of all Additional Contributions made by TCIM in accordance with the Music.co Agreement.

CONSIDERATION:                      TCIM may, at its election, pay the Excess
                                    Amount in cash in immediately available
                                    funds or by issuing to AT&T Broadband newly issued shares of Series A Common Stock of TCIM (with such shares valued at the average market price thereof over the 30 trading days prior to the occurrence of the Triggering Event). The Excess Amount will be payable upon the 30th day following the date the per share value of the Shares is established as provided above.


REGISTRATION RIGHTS:                If TCIM issues shares of its Series A
                                    common stock to AT&T Broadband, TCIM will enter into a registration rights agreement with AT&T Broadband having terms and conditions which are customary under the circumstances and reasonably acceptable to the parties. Such registration rights agreement will provide AT&T Broadband with a single demand registration right and

AT&T Broadband & Internet Services, Inc.
May 18, 1999


                                    customary piggyback registration rights (in each case at TCIM's cost, other than underwriting commissions, selling expenses and costs of counsel for AT&T Broadband, if any), and shall include customary
                                    underwriter cut-backs and restrictions.

AFFILIATION AGREEMENT:              AT&T Broadband will negotiate in good faith
                                    to enter into an agreement with TCIM or a joint venture between TCIM and Music.co
                                    (the applicable of the foregoing being the "Music Provider") for AT&T Broadband to provide and enable the functionalities necessary to provide to AT&T digital subscribers an interactive music and music-related transaction/commerce channel to be developed by the Music Provider.

T&T Broadband & Internet Services, Inc.
May 18, 1999


         If the foregoing accurately signifies your understanding of our agreement, please so signify by signing the enclosed copy of this letter where indicated and returning it to the undersigned.

                                       Very truly yours,

                                       TCI Music, Inc.



                                       By:  /s/ David B. Koff
                                          -------------------------------------
                                          David B. Koff
                                          Vice President &
                                          Assistant Secretary

Agreed to and Accepted:


By:    /s/ Madison Bond
   -----------------------------------
Name:  Madison Bond
Title: Executive Vice President